UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2012

UNITED FINANCIAL BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52947	74-3242562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Elm Street, West Springfield, Massachusetts 01089
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (413) 787-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2012, Keith Harvey, Executive Vice President and Chief Operating Officer of United Financial Bancorp, Inc. (the “Company”), the holding company for United Bank, resigned his position, effective December 31, 2012.  Mr. Harvey will be succeeded by J. Jeffrey Sullivan, who currently holds the position of Executive Vice President and Chief Lending Officer.  Also, on November 1, 2012, Charles R. Valade, currently Executive Vice President, Commercial Lending – Worcester Region, will assume the role of Executive Vice President and Chief Lending Officer.

For biographical information about Messrs. Sullivan and Valade, reference is made to the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 12, 2012.  For a description of any material contracts or arrangements to which Messrs. Sullivan and Valade are a party, reference is made to the Company’s definitive proxy statement for the 2012 annual meeting of stockholders as filed with the Securities and Exchange Commission on March 14, 2012.

For more information about the changes in management, reference is made to the Company’s press release dated September 24, 2012, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Number	Description

99.1                                      Press Release dated September 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED FINANCIAL BANCORP, INC.

Date: September 25, 2012	By:	/s/ Richard B. Collins
Richard B. Collins
President and Chief Executive Officer